UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2006

                     Dean Witter Diversified Futures Fund II L.P.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                        0-17446                   13-3490286
--------------------------------------------------------------------------------
     (State or Other             (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

c/o Demeter Management Corporation, 330 Madison Avenue, 8th Floor, New York, NY
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)

   10017
------------
 (Zip Code)

Registrant's telephone number, including area code:   (212) 905-2700

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

   Effective August 31, 2006, Demeter Management Corporation, the general partner of the Registrant (the "General Partner"), terminated all trading on behalf of the Registrant.

   In connection with the termination of trading on behalf of the Registrant, effective August 31, 2006, the General Partner terminated the Management Agreement dated as of October 28, 1988, and amended as of January 31, 2006, among the Registrant, the General Partner and VK Capital, Inc., the trading advisor of the Registrant and an affiliate of the General Partner, (the "Management Agreement"), pursuant to which VK Capital, Inc. trades the Registrant's assets in commodity interest contracts.

   There are no penalties that have been incurred by any of the parties as a result of the termination of the Management Agreement.

Item 8.01.  Other Events.

   In connection with the termination of trading on behalf of the Registrant as described in Item 1.02 above, the General Partner will commence dissolution of the Registrant pursuant to the Registrant's Limited Partnership Agreement.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DEAN WITTER DIVERSIFIED FUTURES FUND II L.P.

Date: September 5, 2006      By: Demeter Management Corporation
                             as General Partner

                             /s/ Walter Davis
                             ---------------------------------------------------
                             Name:  Walter Davis
                             Title: President